UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2026

CERUS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-21937	68-0262011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Concord Avenue, Suite 600
Concord, California		94520
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 925 288-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CERS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2026, (the “Closing Date”), Cerus Corporation (the “Company”) entered into (i) a Second Amended and Restated Credit, Security and Guaranty Agreement (Term Loan) (the “Term Loan Credit Agreement”), by and among the Company, the lenders party thereto from time to time (the “Term Loan Lenders”) and MidCap Financial Trust, as agent and a lender, which amended and restated the Company’s existing Amended and Restated Credit, Security and Guaranty Agreement (Term Loan), dated as of March 31, 2023, as amended (the “Existing Term Loan Credit Agreement”) and (ii) a Second Amended and Restated Credit, Security and Guaranty Agreement (Revolving Loan) (the “Revolving Loan Credit Agreement,” and together with the Term Loan Credit Agreement, the “Credit Agreements”), by and among the Company, the lenders party thereto from time to time and MidCap Funding IV Trust, as agent and a lender, which amended and restated the Company’s existing Amended and Restated Credit, Security and Guaranty Agreement (Revolving Loan), dated as of March 31, 2023, as amended (the “Existing Revolving Loan Credit Agreement”).

The Term Loan Credit Agreement provides a secured term loan facility in an aggregate principal amount of up to $65.0 million. The Company borrowed the first advance of $35.0 million (“Tranche 1”) on the Closing Date to refinance a portion of the term loans under the Existing Term Loan Credit Agreement. As of the Closing Date, the Company had repaid $30.0 million of the term loans under the Existing Term Loan Credit Agreement. Under the terms of the Term Loan Credit Agreement, an additional tranche of $30.0 million (the “Additional Tranche”) is available in minimum tranches of $5.0 million each, subject to the Company’s request and the approval of the Term Loan Lenders. The proceeds from any Additional Tranche are expected to be used for working capital and general corporate purposes.

Tranche 1 and, if borrowed, the Additional Tranche, each bear interest at a floating rate equal to the sum of the Term SOFR rate (subject to a floor of 1.00%) plus 5.50%. Interest on each term loan advance is due and payable monthly in arrears. Interest only payments are due for the first 48 months, and the remaining payments are due over the remaining 12 months. Prepayments of the term loans under the Term Loan Credit Agreement, in whole or in part, will not be subject to an early termination fee after the first year from the Closing Date. The Company also must pay an annual administrative fee equal to a fractional percentage of the amount outstanding pursuant to the Term Loan Credit Agreement, and upon the final payment must also pay an exit fee of a percentage of the amount borrowed pursuant to the Term Loan Credit Agreement (the “Exit Fee”). The Company is required to pay a pro rata portion of the Exit Fee in connection with any prepayment.

The Revolving Loan Credit Agreement provides a secured revolving credit facility in an initial aggregate principal amount of up to $30.0 million. The Company may request an increase in the total commitments under the Revolving Loan Credit Agreement by up to an additional $15.0 million, subject to agent and lender approval and the satisfaction of certain conditions. Availability of the revolving credit facility under the Revolving Loan Credit Agreement will be based upon a borrowing base formula and periodic borrowing base certifications valuing certain of the Company’s accounts receivable and inventory, as reduced by certain reserves, if any. As of the Closing Date, there was $29.9 million outstanding under the Revolving Loan Credit Agreement. The proceeds of any loans under the Revolving Loan Credit Agreement may be used for working capital and general corporate purposes.

Loans under the Revolving Loan Credit Agreement accrue interest at a floating rate equal to the Term SOFR rate (subject to a floor of 1.00%) plus 3.70%. Accrued interest on the revolving loans will be paid monthly and revolving loans may be borrowed, repaid and re-borrowed until June 1, 2031, when all outstanding amounts must be repaid. Termination or permanent reductions of the revolving loan commitment under the Revolving Loan Credit Agreement after the first year from the Closing Date will not be subject to a termination fee.

In connection with the Revolving Loan Credit Agreement, the Company is required to pay customary fees, including an origination fee equal to a fractional percentage of the original commitment amount at closing (and an equivalent origination fee with respect to any increased commitments at the time of the applicable increase), a monthly unused line fee based upon the average daily unused allowable borrowing base of the revolving credit facility and a monthly collateral management fee based upon the average daily used portion of the revolving credit facility. The Company is also required to maintain a minimum drawn balance under the revolving line or pay interest on the minimum drawn balance.

The Company’s obligations under the Credit Agreements are secured by a security interest on substantially all of its assets, with some exclusions.

The Credit Agreements contain customary affirmative covenants and customary negative covenants limiting the Company’s ability and the ability of the Company’s subsidiaries, if any, to, among other things, dispose of assets, undergo a change in control, merge or consolidate, make acquisitions, incur debt, incur liens, pay dividends, repurchase stock and make investments, in each case subject to certain exceptions. The Company must also comply with a financial covenant relating to trailing twelve month minimum net revenue requirements, tested on a quarterly basis.

The Credit Agreements also contain customary events of default relating to, among other things, payment defaults, breaches of covenants, a material adverse change, listing of the Company’s common stock, bankruptcy and insolvency, cross defaults with certain material indebtedness and certain material contracts, judgments, and inaccuracies of representations and warranties. Upon an event of default, agent and the lenders may declare all or a portion of the Company’s outstanding obligations to be immediately due and payable and exercise other rights and remedies provided for under the agreement. During the existence of an event of default, interest on the obligations could be increased.

Item 1.02 Termination of a Material Definitive Agreement.

The information in Item 1.01 above with respect to the Company’s existing indebtedness under the Existing Term Loan Credit Agreement and the Existing Revolving Loan Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Date:	June 8, 2026	By:	/s/ Kevin D. Green
Kevin D. Green Chief Financial Officer